RESPIRONICS

CORPORATE SERVICES

1010 Murry Ridge Lane

Murrysville, Pennsylvania 15668-8525

Phone: 724-387-5200

Fax: 724-387-5010

December 29, 2005

Via pdf to Twall@vital-signs.com and Jaysturm@vital-signs.com

Mr. Terence D. Wall

President & CEO

Vital Signs, Inc.

20 Campus Road

Totowa, NJ 07512

Re: Air-Filled Cushion Anesthesia Mask Supply Agreement, as Amended

Dear Mr. Wall:

Reference is hereby made to Section 1 of that certain Amendment to Air-Filled Cushion Anesthesia Mask Supply Agreement dated September 14, 1999 (the “Amendment”).

Section 1 of the Amendment is hereby deleted and replaced with the following:

1.

Term of Supply Agreement. The Supply Agreement is hereby amended to provide that the term of the Supply Agreement shall be extended and shall run through June 30, 2007. Unless VSI or RI notifies the other party in writing prior to January 1, 2007 of its intent to terminate the Supply Agreement on June 30, 2007, the Supply Agreement shall automatically be extended for an additional five (5) year period commencing July 1, 2007 and ending June 30, 2012.

If this letter accurately states our agreement, please have executed by Vital Signs where indicated below and return to me no later than the close of business today.

Very truly yours,

RESPIRONICS, INC.

By:	/s/ Donald J. Spence
Donald J. Spence President, Sleep and Home Respiratory Care

VITAL SIGNS, INC.

By:	/s/ Jay Sturm
	Name Printed:	Jay Sturm
	Title:	General Counsel and Vice President Human Resources